Exhibit 10.2

WILLDAN GROUP, INC.

AMENDED AND RESTATED

2006 EMPLOYEE STOCK PURCHASE PLAN

1.           PURPOSE.  The purpose of this Willdan Group, Inc. Amended and Restated 2006 Employee Stock Purchase Plan (the “Plan”) is to encourage stock ownership by eligible employees of Willdan Group, Inc. (the “Company”) and its Participating Subsidiaries, and to provide them with an incentive to contribute to the profitability and success of the Company.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and will be maintained for the exclusive benefit of eligible employees of the Company and its Participating Subsidiaries.

2.           DEFINITIONS.  For purposes of the Plan, in addition to the terms defined in Section 1, the following terms are defined:

(a)     “Board” means the Board of Directors of the Company.

(b)     “Book Account” means the book entry account maintained on behalf of  each Participant by the Company (or a recordkeeper designated by the Company) for the purpose of accounting for the cash contributions withheld from payroll pending an investment in Stock.

(c)     “Code” means the Internal Revenue Code of 1986, as amended.

(d)     “Earnings” means a Participant’s salary or wages, including overtime (but excluding bonuses) for services performed for the Company and its Participating Subsidiaries and received by a Participant for services rendered during an Offering Period.

(e)     “Fair Market Value” means the closing price of the Stock on the relevant date as reported on the Nasdaq Global Market (or any national securities exchange or quotation system on which the Stock is then listed), or if there were no sales on that date the closing price on the next preceding date for which a closing price was reported.

(f)     “Offering Period” means the six-month period beginning on each January 1 and ending each June 30 and the six-month period beginning on each July 1 and ending on each December 31; provided, however, that the Board may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period.

(g)     “Parent” means any parent corporation as defined in Code Section 424(e).

(h)     “Participant” means an employee of the Company or a Participating Subsidiary who is participating in the Plan.

(i)     “Participating Subsidiary” means any Subsidiary whose employees are designated as being eligible to participate in the Plan.

(j)     “Purchase Right” means a Participant’s option to purchase Stock that is deemed to be outstanding during a Offering Period.  A Purchase Right represents an “option” under Section 423 of the Code.

(k)    “Stock” means the common stock of the Company.

(l)     “Subsidiary” means any subsidiary corporation as defined in Code Section 424(f).

3.           ADMINISTRATION.

(a)     BOARD ADMINISTRATION.  The Plan will be administered by the Board.  The Board may delegate its administrative duties and authority (other than its authority to amend or terminate the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references to the Board will be deemed to refer to the administrator to which such duties and authority have been delegated).  The Board will have full authority to adopt, amend, suspend, waive, and rescind rules and regulations and appoint agents as it deems necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility).  No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

(b)     WAIVERS.  Subject to the requirements of Section 423 of the Code, the Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance by adopting a rule or regulation under the Plan, without amending the Plan.

(c)     OTHER ADMINISTRATIVE PROVISIONS.  The Company will furnish information from its records as directed by the Board, and such records, including a Participant’s Earnings, will be conclusive on all persons unless determined by the Board to be incorrect.  Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing a current mailing address and any other information as the Board may reasonably request.  Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient.  The Plan will be administered on a reasonable and nondiscriminatory basis and uniform rules will be applied.  All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period in accordance with Code Section 423(b)(5).

4.           STOCK SUBJECT TO PLAN.  Subject to adjustment as provided in Section 8(a), the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 1,125,000.  Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If, at the end of any Offering Period, the number of shares of Stock with respect to which Purchase Rights are to be exercised exceeds the number of shares of Stock then available under the Plan, the Board shall make a pro rata allocation of the shares of Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.  Shares of Stock that are subject to or underlie Purchase Rights, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Purchase Rights under this Plan.

5.           ENROLLMENT AND CONTRIBUTIONS.

(a)     ELIGIBILITY.  An employee of the Company or any Participating Subsidiary may be enrolled in the Plan for any Offering Period if such employee is employed by the Company or a Participating Subsidiary authorized to participate in the Plan on the first day of the Offering Period, unless one of the following applies to the employee:

(i)          such person is customarily employed by the Company or a Participating Subsidiary for 20 hours or less a week; or

(ii)         such person is customarily employed by the Company or a Participating Subsidiary for not more than five months in any calendar year.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms.

(b)     INITIAL ENROLLMENT.  An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Offering Period) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company a properly completed enrollment form, including the employee’s election as to the rate of payroll contributions for the Offering Period.  To be effective for any Offering Period, such properly executed enrollment form must be filed with the Company at such time prior to such Offering Period as may be determined by the Board.

(c)     AUTOMATIC RE-ENROLLMENT FOR SUBSEQUENT OFFERING PERIODS.  A Participant whose enrollment in, and payroll contributions under, the Plan continues throughout an Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the next Offering Period in accordance with Section 7(a), (ii) the Participant is ineligible to participate under Section 5(a), or (iii) the Board requires that a new enrollment form be executed and filed with the Company.  The initial rate of payroll contributions for a Participant who is automatically re-enrolled for an Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new properly executed enrollment form designating a different rate of payroll contributions and such new enrollment form is filed with the Company at such time prior to the beginning of the next Offering Period as may be determined by the Board.

(d)     PAYROLL CONTRIBUTIONS.  A Participant will make contributions under the Plan only by means of payroll deductions from Earnings for each payroll period that is paid during the Offering Period, at the rate elected by the Participant in his or her enrollment form in effect for that Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below).  The rate of payroll contributions elected by a Participant may not be less than one percent (1%) nor more than ten percent (10%) of the Participant’s Earnings for each payroll period, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate prior to the start of the applicable Offering Period, subject to Section 9(b).  Notwithstanding the above, a Participant’s payroll contributions will be adjusted downward by the Company as necessary to ensure that the limit on the amount of Stock purchased for an Offering Period set forth in Section 6(a)(iii) is not exceeded.  A Participant may elect to increase, decrease, or discontinue payroll contributions for a future Offering Period by filing a new enrollment form designating a different rate of payroll contributions, which properly executed form must be filed with the Company at such time prior to the beginning of an Offering Period as may be determined by the Board to be effective for that Offering Period.  In addition, a Participant may elect to discontinue payroll contributions during an Offering Period by filing a new properly executed enrollment form, such change to be effective for the next payroll after the Participant’s new enrollment form is filed with the Company.

(e)     CREDITING PAYROLL CONTRIBUTIONS TO BOOK ACCOUNTS.  All payroll contributions by a Participant under the Plan will be credited to a Book Account maintained by the Company on behalf of such Participant. The Company will credit payroll contributions by a Participant to such Book Account as soon as practicable after the contributions are withheld from such Participant’s Earnings.

(f)     NO INTEREST ON BOOK ACCOUNTS.  No interest will be credited or paid on cash balances in the Book Accounts pending investment in Stock.

6.           PURCHASES OF STOCK.

(a)     PURCHASE RIGHTS.  Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period as long as the participant remains eligible pursuant to Section 5(a) hereof.  Each Purchase Right will be subject to the following terms:

(i)          The purchase price of each share of Stock purchased for each Offering Period will equal the lesser of:  (i) 85% of the Fair Market Value of a share of Stock on the first day of the Offering Period and (ii) 85% of the Fair Market Value of a share of Stock on the last day of that Offering Period; provided, however, that the Board may provide prior to the start of any Offering Period that the purchase price for each share of Stock for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Stock on the first day of the Offering Period, or (2) the Fair Market Value of a share of Stock on the last day of that Offering Period, or (3) the lesser of the Fair Market Value of a share of Stock on the first day of the Offering Period or the Fair Market Value of a share of Stock on the last day of that Offering Period.

(ii)         The number of shares of Stock that may be purchased upon exercise of the Purchase Right for a Offering Period will equal the number of shares that can be purchased at the purchase price specified in Section 6(a)(i) with the aggregate amount credited to the Participant’s Book Account as of the last day of an Offering Period.

(iii)        Notwithstanding the foregoing, the maximum number of shares of Stock that any one individual may acquire upon exercise of his or her Purchase Right with respect to any one Offering Period is 10,000, subject to adjustments pursuant to Section 8(a) (the “Individual Limit”).  The Board may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval.

(iv)         Subject to Section 7, the Purchase Right will be automatically exercised on the last day of the Offering Period.

(v)          Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).

(vi)        The Purchase Right will expire on the earlier of the last day of the Offering Period or the date on which the Participant’s enrollment in the Plan terminates.

(b)     LIMITS ON SHARE PURCHASES.  Notwithstanding anything else contained herein, any person who is otherwise an eligible to participate in this Plan shall not be granted any Purchase Right (or any Purchase Right granted such person shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:

(i)           it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of any Parent, or of any Subsidiary; or

(ii)          such Purchase Right causes such individual to have rights to purchase stock under this Plan and any other plan of the Company, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Company, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year.  In determining whether the stock ownership of any employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the employee may purchase under outstanding purchase rights shall be treated as stock owned by the employee.

(c)     PURCHASE OF STOCK.  At or as promptly as practicable after the last day of an Offering Period, amounts credited to each Participant’s Book Account will be applied by the Company to purchase

Stock, in accordance with the terms of the Plan.  Shares of Stock will be purchased from the Company.  The Company will aggregate the amounts in all Book Accounts when purchasing Stock, and shares purchased will be allocated to each Participant in proportion to the balance allocated from each Participant’s Book Account.  As soon as administratively practicable after the last day of the Offering Period, the Company shall, in its discretion, either deliver to each Participant a certificate representing the shares of Stock purchased upon exercise of his or her Purchase Right, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant.

(d)     EXCESS ACCOUNT BALANCES.  If any amounts remain in a Book Account following the date on which the Company purchases Stock for an Offering Period for any reason, such amounts will be returned to the Participant as promptly as practicable.

7.           TERMINATION AND DISTRIBUTIONS.

(a)     TERMINATION OF ENROLLMENT.  A Participant’s enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a) of the Plan, or (iii) the termination of the Participant’s employment by the Company and its Subsidiaries.  An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Offering Period if he or she satisfies the eligibility requirements of Section 5(a) as of such Offering Period.  A Participant’s election to discontinue payroll contributions will not constitute a termination of enrollment.

(b)     DISTRIBUTION.  As soon as practicable after a Participant’s enrollment in the Plan terminates, amounts in the Participant’s Book Account which resulted from payroll contributions will be repaid to the Participant.  If a Participant’s termination of enrollment results from his or her death, all amounts payable will be paid to his or her designated beneficiary or beneficiaries and if no such designation is made, to his or her estate.

8.           ADJUSTMENTS; POSSIBLE EARLY TERMINATION OF PURCHASE RIGHTS

(a)     ADJUSTMENTS.  Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property); any exchange of Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; or a sale of substantially all the assets of the Company as an entirety occurs; then the Board shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Purchase Rights (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Purchase Rights, (3) the purchase price of any or all outstanding Purchaser Rights, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Purchase Rights, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Purchase Rights.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Company does not survive (or does not survive as a public company in respect of its Stock); then the Board may make provision for a cash payment or for the substitution or exchange of any or all outstanding Purchase Rights for cash, securities or property to be delivered to the holders of any or all outstanding Purchase Rights based upon the distribution or consideration payable to holders of the Stock upon or in respect of such event.

The Board may adopt such valuation methodologies for outstanding Purchase Rights as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the purchase price of the Purchase Right.

In any of such events, the Board may take such action sufficiently prior to such event to the extent that the Board deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

(b)     POSSIBLE EARLY TERMINATION OF PLAN AND PURCHASE RIGHTS.  Upon a dissolution or liquidation of the Company, or any other event described in Section 8(a) that the Company does not survive or does not survive as a publicly-traded company in respect of its Stock, as the case may be, and the Board does not make provision for a cash payment or for the substitution or exchange of outstanding Purchase Rights in accordance with Section 8(a), then any Offering Period then in progress shall be shortened and the last day of the Offering Period shall be established by the Board (the “New Purchase Date”), as of which date the Plan and any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of the consummation of the transaction and the Board shall notify each Participant in writing at least ten (10) days prior to the New Purchase Date that the last day of the Offering Period for his or her outstanding Purchase Right has been changed to the New Purchase Date and that his or her Purchase Right will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period in accordance with Section 7. The purchase price on the New Purchase Date shall be determined as provided in Section 6(a), and, if applicable, the New Purchase Date shall be treated as the last day of the offering period for purposes of determining such purchase price.

9.           GENERAL PROVISIONS.

(a)     COSTS.  Costs and expenses incurred in the administration of the Plan and maintenance of Book Accounts will be paid by the Company, to the extent provided in this Section 9(a).  Any brokerage fees and commissions for the purchase of Stock under the Plan will be paid by the Company, but any brokerage fees and commissions for the sale of Stock by a Participant will be borne by such Participant.

(b)     COMPLIANCE WITH SECTION 423.  It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder.  Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

(c)     COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS.  The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required.  The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Participating Subsidiary who are nonresident aliens and who are eligible to participate reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate.  In addition, the Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

(d)     LIMITS ON ENCUMBERING RIGHTS.  No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant.

(e)     NO RIGHT TO CONTINUED EMPLOYMENT.  Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee’s employment at any time.

(f)     TAXES.  The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding.  In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.  This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan.  A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.

(g)     CHANGES TO THE PLAN.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such stockholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to stockholders for approval.  However, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action.  Changes contemplated by Section 8(a) or 8(b) shall not be deemed to constitute changes or amendments requiring Participant consent.  The foregoing notwithstanding, upon termination of the Plan the Board may (i) elect to terminate all outstanding Purchase Rights at such time as the Board may designate, and all amounts contributed to the Plan which are reflected in a Participant’s Book Account will be returned to the Participant (without interest) as promptly as practicable, or (ii) shorten the Offering Period to such period determined by the Board and use amounts credited to a Participant Book Account to purchase Stock.

(h)     NO RIGHTS TO PARTICIPATE; NO STOCKHOLDER RIGHTS.  No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan.  No Purchase Right will confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant.

(i)     NO FRACTIONAL SHARES.  Unless otherwise determined by the Board, purchases of Stock under the Plan shall not result in the issuance of fractional shares of Stock to a Participant.  Any amounts in a Participant's Book Account after the purchase of whole shares of Stock shall be paid to such Participant as soon as practicable following the end of the Offering Period.

(j)     GOVERNING LAW.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)     EFFECTIVE DATE.  The Plan originally became effective on February 10, 2007, subject to the Plan being approved by stockholders of the Company by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code.  This Amended and Restated version of the Plan is effective April 17, 2017, subject to the Amended and Restated version of the Plan being approved by stockholders of the Company by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code.